                           DSG INTERNATIONAL LIMITED

           OFFER TO PURCHASE FOR CASH UP TO 850,000 ORDINARY SHARES
                  AT A PURCHASE PRICE NOT GREATER THAN $14.50
                        NOR LESS THAN $12.75 PER SHARE

To Our Clients who are Shareholders:

  Enclosed for your consideration are the Offer to Purchase dated November 13, 1996, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by DSG International Limited, a British Virgin Islands corporation (the "Company"), to purchase up to 850,000 Ordinary Shares, par value $0.01 per share (the "Shares"), at a price, net to the seller in cash, not greater than $14.50 nor less than $12.75 per Share, upon the terms and subject to the conditions set forth in the Offer.

  The Company will, upon the terms and subject to the conditions of the Offer, determine a single price per Share that it will pay for the Shares (the "Purchase Price") properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders of the Shares that will allow it to buy 850,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn) at prices not greater than $14.50 nor less than $12.75 per Share pursuant to the Offer. All Shares properly tendered prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms described in the Offer to Purchase. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

  Upon the terms and subject to the conditions of the Offer, in the event that prior to the Expiration Date, more than 850,000 Shares (or such greater number of Shares as the Company elects to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will accept Shares for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) whose Shares are properly tendered at or below the Purchase Price (and not withdrawn) and then on a pro rata basis from all other shareholders whose Shares are properly tendered at or below the Purchase Price (and not withdrawn). See Instruction and Section 1 of the Offer to Purchase.


   WE ARE THE OWNER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.


  Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

  We call your attention to the following:

    1. You may tender Shares at prices not greater than $14.50 nor less than $12.75 per Share, as indicated in the attached Instruction Form, net to you in cash.

    2. You may designate the priority in which your Shares shall be purchased in the event of proration.

    3. The Offer is not conditioned upon any minimum number of Shares being tendered.

    4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, December 13, 1996, unless the Company extends the Offer.

    5. The Offer is for 850,000 Shares, constituting approximately 11% of the Company's outstanding Shares as of November 12, 1996.

    6. Tendering shareholders will not be obliged to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

    7. If you beneficially hold, as of the close of business on the Expiration Date, an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

    8. If you wish to tender portions of your Shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction Form.


   YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 13, 1996, UNLESS THE COMPANY EXTENDS THE OFFER.


  As described in Section 1 of the Offer to Purchase, if prior to the Expiration Date more than 850,000 Shares (or such greater number of Shares as the Company elects to purchase) are properly tendered and not withdrawn at or below the Purchase Price, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

    (a) first, all Shares properly tendered at or below the Purchase Price prior to the Expiration Date (and not withdrawn) by any Odd Lot Owner (as defined in the Offer to Purchase), who:

      (1) tenders all Shares beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

      (2) completes the section entitled "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

    (b) then, after purchase of all the foregoing Shares, all other Shares properly tendered at or below the Purchase Price, before the Expiration Date (and not withdrawn) on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

  The Offer is not being made to, nor will the Company accept tenders from or on behalf of, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. In any jurisdiction in which the securities or Blue Sky laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by Salomon Brothers Inc as Dealer Manager or one or more registered brokers or dealers licensed under the law of such jurisdiction.

                     INSTRUCTION FORM WITH RESPECT TO THE

                           DSG INTERNATIONAL LIMITED

           OFFER TO PURCHASE FOR CASH UP TO 850,000 ORDINARY SHARES
                  AT A PURCHASE PRICE NOT GREATER THAN $14.50
                        NOR LESS THAN $12.75 PER SHARE

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 13, 1996, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by DSG International Limited, a British Virgin Islands corporation (the "Company"), to purchase up to 850,000 Ordinary Shares, par value $0.01 per share (the "Shares"), at a price, net to the seller in cash, not greater than $14.50 nor less than $12.75 per Share, upon the terms and subject to the conditions of the Offer.

  The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, determine a single price per Share that it will pay for the Shares (the "Purchase Price") properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders of the Shares that will allow it to buy 850,000 Shares (or such lesser number of Shares as are properly tendered and not withdrawn) at prices not greater than $14.50 nor less than $12.75 per Share pursuant to the Offer. All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms described in the Offer to Purchase. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. See Section 1 of the Offer to Purchase.

  The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

[_]By checking this box, all Shares held by us for your account will be tendered. If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.

                                      Shares*

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                   ODD LOTS
               (SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)

 [_By]checking this box, the undersigned represents that the undersigned will be the beneficial owner as of the close of business on the Expiration Date of an aggregate of fewer than 100 Ordinary Shares and is instructing the holder to tender all such Shares.

 In addition, the undersigned is tendering Shares either (check one box):

 [_at]the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

 [_at]the price per Share indicated below under "Price (in Dollars) Per Share at Which Shares Are Being Tendered" on this Instructional Form.


                        PRICE (IN DOLLARS ) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

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              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
                      USE A SEPARATE INSTRUCTION FORM FOR
                             EACH PRICE SPECIFIED.

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                              CHECK ONLY ONE BOX.
                        IF MORE THAN ONE BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES.


     [_] $12.750      [_] $13.125  [_] $13.500  [_] $13.875  [_] $14.250
     [_] $12.875      [_] $13.250  [_] $13.625  [_] $14.000  [_] $14.375
     [_] $13.000      [_] $13.375  [_] $13.750  [_] $14.125  [_] $14.500



                                 SIGNATURE BOX

 Signature(s) ________________________________________________________________
 Dated _______________________________________________________________________
 Name(s) and Address(es) _____________________________________________________
 -----------------------------------------------------------------------------
                                (Please Print)
 Account Number ______________________________________________________________
 Area Code and Telephone Number ______________________________________________
 Taxpayer Identification or Social Security Number ___________________________